Exhibit 107.1

Calculation of Filing Fee Tables

Form S-8

Registration Statement Under

The Securities Act Of 1933

(Form Type)

Prairie Operating Co.

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities
Security Type	Security Class Title	Fee Calculation Rule (3)	Amount Registered (1)(2)	Proposed Maximum Offering Price Per Unit (3)	Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee
Equity	Common stock, $0.01 par value per share	Rule 457(c) and Rule 457(h)	7,500,000	$3.76	$28,200,000	$$153.10 per $1,000,000	$4,317.42
Total Offering Amounts					$28,200,000		$4,317.42
Total Fee Offsets							—
Net Fee Due							$4,317.42

(1)	The Form S-8 registration statement to which this Exhibit 107.1 is attached (the “Registration Statement”) registers an additional 7,500,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), of Prairie Operating Co., a Delaware corporation, that may be delivered with respect to awards under the 2024 Amended & Restated Prairie Operating Co. Long-Term Incentive Plan, as amended (as may be further amended from time to time, the “Plan”).

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the Registration Statement shall be deemed to cover an indeterminate number of additional shares of Common Stock that may become issuable as a result of stock splits, stock dividends or similar transactions pursuant to the adjustment or anti-dilution provisions of the Plan.

(3)	The proposed maximum offering price per share and proposed maximum aggregate offering price for the shares of Common Stock covered by this Registration Statement have been estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act based upon the average of the high and low prices of a share of Common Stock as reported on The Nasdaq Global Market on June 23, 2025 (a date within five business days prior to the date of filing the Registration Statement), which was equal to $3.76.